UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

February 11, 2011
Date of Report (date of earliest event reported)

MICRON TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-10658	75-1618004
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8000 South Federal Way
Boise, Idaho 83716-9632
(Address of principal executive offices)

(208) 368-4000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 2.02.	Results of Operations and Financial Condition
On February 11, 2011, at its 2011 Winter Analyst Conference the Company presented preliminary revenue levels for the first quarter ended December 2, 2010  for its proposed new business units, namely its DRAM Solutions Group(“DSG”), NAND Solutions Group (“NSG”), Wireless Solutions Group (“WSG”) and Embedded Solutions Group (“ESG”).  A copy of the slide used for the presentation of this information is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 8.01.	Other Events

On February 14, 2011, Mercedes Johnson, a member of the Company’s Board of Directors, adopted a prearranged trading plan under Rule 10b5-1 of the Securities and Exchange Act of 1934.  Rule 10b5-1 permits officers and directors of public companies to adopt predetermined plans for selling specified amounts of stock.  Ms. Johnson’s trading plan provides for the sale of up to 40,000 shares of the Company’s stock over a 12-month period.

On February 16, 2011, Ronald C. Foster, an officer of the Company, adopted a prearranged trading plan under Rule 10b5-1 of the Securities and Exchange Act of 1934.  Rule 10b5-1 permits officers and directors of public companies to adopt predetermined plans for selling specified amounts of stock.  Mr. Foster’s trading plan provides for the sale of up to 160,000 shares of the Company’s stock over a 12-month period.

Item 9.01.	FiFinancial Statements and Exhibits.

(d(d) Exhibits.

Exhibit No.	Description
99.1	Slide presented at 2011 Winter Analyst Conference hosted by Micron Technology, Inc. on February 11, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRON TECHNOLOGY, INC.

Date:	February 16, 2011	By:	/s/ Ronald C. Foster
		Name:	Ronald C. Foster
		Title:	Chief Financial Officer and Vice President of Finance

INDEX TO EXHIBITS FILED WITH
THE CURRENT REPORT ON FORM 8-K DATED FEBRUARY 11, 2011

Exhibit	Description
99.1	Slide presented at 2011 Winter Analyst Conference hosted by Micron Technology, Inc. on February 11, 2011.

Exhibit 99.1